SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

September 28, 2004 (September 23, 2004)
Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

2000 Hamilton Street
Suite 204
Philadelphia, PA 19130
(Address of principal executive offices)

(215) 241-9760
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01     Changes in Registrant’s Certifying Accountant.

        (a)        On September 23, 2004, AVAX Technologies, Inc. (the “Company”) received a letter from Ernst & Young LLP (“Ernst & Young”) dated September 22, 2004, informing the Company that Ernst & Young will resign as the Company’s independent registered public accounting firm effective upon the completion of the quarterly review of the Company’s quarter ending September 30, 2004.

        The reports of Ernst & Young on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that such reports were modified as to an uncertainty regarding the Company’s ability to continue as a going concern.

        In connection with its audits for each of the two most recent fiscal years and through the date of this Report, there have been no disagreements, whether or not resolved, with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference thereto in their reports on the financial statements for such years.

        In response to the Company’s request, Ernst & Young has furnished the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated September 28, 2004, is attached as an exhibit to this Report.

        (b)        In accordance with the terms of the Company’s Audit Committee Charter, the Company’s Audit Committee will select the Company’s new independent registered public accounting firm.

Item 9.01      Financial Statements and Exhibits.

        (c)       Exhibits.

        The following exhibit is filed as part of this Report:

Exhibit No	Description

16.1	Letter dated September 28, 2004, from Ernst & Young LLP to the Securities and
Exchange Commission regarding statements included in this Report.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: September 28, 2004	By:	/s/ Richard P. Rainey

Name: Richard P. Rainey Title: President